AMENDMENT TO

TRANSFER AGENCY AGREEMENT

THIS AMENDMENT is made as of February 12, 2014, by and between the J.P. Morgan Funds entities that are parties to the agreement and are listed on the agreement’s Appendix A and Boston Financial Data Services, Inc., all as the parties to the Transfer Agency Agreement, dated September 1, 2009 (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to remove JPMorgan Value Opportunities Fund, Inc. and to add JPMorgan Trust III, as well as to revise Appendix A.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, JPMorgan Value Opportunities Fund, Inc. is removed from the Agreement and JPMorgan Trust III is added to the Agreement.

3.	As of the date of the amendment, Appendix A is revised to remove Appendix A-2 and to rename Appendix A-1 as Appendix A. The attached Appendix A replaces the current combined Appendix A-1 and Appendix A-2.

4.	This amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

5.	This amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this amendment to the Agreement to be executed by their duly authorized officers as of the day and year first above written.

J.P. Morgan Mutual Fund Group

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Institutional Trust

JPMorgan Insurance Trust

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust III

JPMorgan Value Opportunities Fund, Inc.

UM Investment Trust

Undiscovered Managers Funds

By:

Name:

Title:

Boston Financial Data Services, Inc.

By:

Name:

Title:

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